Exhibit 1.01

Conflict Minerals Report of Williams-Sonoma, Inc. in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

Section 1. Introduction

This is the Conflict Minerals Report of Williams-Sonoma, Inc. (the “Company”) for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1” or the “Conflict Minerals Rule”) under the Securities and Exchange Act of 1934 (the “1934 Act”). The date of filing of this report is May 31, 2016.

This Report contains information regarding all of the Company’s merchandising strategies (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

This report is available at http://ir.williams-sonomainc.com/sec-filings.

Section 2. Overview

As a retailer of consumer products, the Company is several levels removed from the mining of conflict minerals, does not make direct purchases of raw or unrefined minerals and makes no purchases in a Covered Country (as defined below).

The Company and its merchandising strategies are retailers of high-quality consumer products for the kitchen and home, including kitchen essentials, dinnerware, cookware, electrics, cutlery, furniture, bedding, bathroom accessories, lighting, decorative accessories, rugs, curtains, gifts, hardware, small leather goods, jewelry, and home décor. The Company’s merchandising strategies contract to manufacture some, although not all, of the products they sell. In 2015, the Company purchased merchandise from over 400 suppliers.

Tin, tungsten, tantalum or gold (“3TGs”) are necessary to the functionality of certain lighting and decorative accessories products that the Company contracts to be manufactured (“In-Scope Products”).

Section 3. Conflict Minerals Policy

The Company is committed to corporate responsibility and sustainable practices as is evidenced by our various policies. The Company has established a policy indicating our ongoing efforts in responsible sourcing of Conflict Minerals by our suppliers. The policy is reviewed each year and sent to suppliers for a yearly acknowledgment.

Section 4. Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, the Company conducted a “reasonable country of origin inquiry” (“RCOI”). We designed our RCOI in good faith in an attempt to determine the origin of 3TGs that are necessary to the functionality or production of products that we contract to manufacture. Members of the Company’s Legal Department and Sustainable Development Department identified suppliers of the In-Scope Products that the Company contracted to have manufactured. These suppliers were generally suppliers of lighting products and decorative accessories. All identified suppliers of the In-Scope products, approximately 145 suppliers, were contacted as part of our outreach efforts.

Based on our 2015 RCOI, these suppliers identified over 270 smelters and refiners that may be in our supply chain, which the Company believes represent the majority of the relevant smelters and refiners. Two suppliers were unable to obtain information regarding smelters because they were several levels removed from the mining of the 3TGs. Based on our RCOI, for the smelters that were identified, the Company concluded that all but one of these smelters and refiners sourced entirely from outside Democratic Republic of Congo or an adjoining country (“Covered Country”). The smelter located in a Covered Country (Rwanda) is currently working toward certification as conflict-free in accordance with the Conflict-Free Sourcing Initiative (“CFSI”) program and is expected to receive certification as a CFSI smelter.

Section 5. Due Diligence Procedures Performed

The due diligence exercise performed by the Company conformed to an internationally recognized due diligence framework developed by the Organization for Economic Cooperation and Development as part of its “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (collectively, the “OECD Guidance”).

In accordance with the OECD Guidance, the Company’s due diligence exercise included: 1) review of the previously-adopted Conflict Minerals Policy, which was then sent to relevant suppliers of the Company’s products; 2) review and assessment of risk in our Company’s supply chain; and 3) review of the strategy to identify and respond to risks in the supply chain. There were no significant changes to the due diligence process since December 31, 2014, the end of the period covered in the Company’s most recent prior Conflict Minerals Report.

Use of EICC-GsSI Conflict Minerals Reporting Template

In performing our due diligence for 2015, the Company continued to use the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative’s (“EICC-GsSI”) Conflict Minerals Reporting Template (“CMRT”). The Company contacted each supplier and requested that it complete the EICC-GsSI CMRT.

Use of a Third-Party Platform for Responses, Support and Review

A third-party vendor was used to streamline this process by allowing suppliers to enter responses via the online EICC-GsSI CMRT. This vendor provided support for suppliers in completing the survey and also aggregated the data provided by suppliers so that the Company could review and analyze the data. The vendor also sent reminder emails to each non-responsive supplier requesting completion of the report.

Upon completion of the reports, the vendor then reviewed the responses for plausibility, consistency and gaps as identified in its procedures. It followed up by email or phone with suppliers that submitted a response that triggers specified quality control flags, for example, incomplete responses, failure to acknowledge the conflict minerals policy or listing a smelter in a Covered Country.

Responses from Suppliers

The Company requested that each supplier identify whether 3TGs are used in items produced for the Company, whether the minerals were recycled or scrap, and if not recycled or scrap, all the smelters in the supplier’s supply chain, including the name and country of the smelter, and whether those smelters had been validated as conflict-free in accordance with the CFSI program. The Company performed a good-faith review of the responses received from suppliers and performed an assessment of the data and requested additional information from suppliers as appropriate. As noted in Section 4, only one relevant smelter was located in a Covered Country, and that smelter is currently obtaining CFSI certification. All suppliers were asked to review the Conflict Minerals Policy and to sign a form acknowledging the policy.

Additional due diligence measures undertaken by the Company in 2015 are outlined below.

•	Internal Management Team. The Company formed a cross-functional Conflict Minerals compliance team to oversee the diligence process, which consisted of key personnel in the following departments: Global Operations, Sustainable Development, Legal and Accounting.

•	External Resources. The Company also used specialist outside counsel and a third-party software platform to assist with RCOI and due diligence.

•	Data Collection and Retention. The Company used a software platform for its collection of information from suppliers regarding their use of 3TGs. The Company plans to maintain these records on the software platform.

•	Reports to Senior Management. Members of the cross-functional Conflict Minerals compliance team periodically reported to the Company’s General Counsel and Chief Financial Officer on various aspects of the Company’s conflict minerals compliance program, including mitigation efforts, progress and effectiveness of the Conflict Minerals Policy.

•	Risk Management Plan. The Company undertook risk mitigation efforts as deemed to be appropriate based on the findings of our supply chain risk assessment. We determined our risk mitigation efforts on a case-by-case basis, considering the particular facts and circumstances and risks identified. For example, the Company asked suppliers who could not identify smelter information for their sources of 3TGs to replace them with 3TGs that come from an identifiable smelter. For the supplier who identified a smelter in a Covered Country, we engaged with that smelter and learned that they would be working toward certification under the CFSI program.

Section 6. Product Information

Tin, tungsten, tantalum or gold are necessary to the functionality of certain lighting and decorative accessories products that the Company contracts to be manufactured. The In-Scope Products are lighting and decorative accessories, including some seasonal merchandise, bath hardware, jewelry and tabletop items.

Section 7. Identified Suppliers of Products – Country of Origin Inquiry

Due diligence revealed that necessary 3TGs used in In-Scope Products were derived from the smelters identified below. One smelter, Phoenix Metal Ltd., was located in a Covered Country. This list only includes smelter information provided by those suppliers who completed the CMRT.

SMELTER	COUNTRY	COMPLIANCE STATUS

A.L.M.T. Corp.	Japan	Compliant

Accurate Refining Group	United States	Identified

Advanced Chemical Company	United States	Active

Aida Chemical Industries Co., Ltd.	Japan	Compliant

Aktyubinsk Copper Company TOO	Kazakhstan	Identified

Al Etihad Gold Refinery DMCC	United Arab Emirates	Identified

Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant

Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Active

Alpha	United States	Compliant

Amagasaki Factory, Hyogo Prefecture, Japan	Japan	Compliant

AngloGold Ashanti Córrego do Sítio Minerção	Brazil	Compliant

Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China	Identified

Argor-Heraeus SA	Switzerland	Compliant

Asaka Riken Co., Ltd.	Japan	Compliant

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Compliant

Aurubis AG	Germany	Compliant

Avon Specialty Metals Ltd	United Kingdom	Unknown

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant

Bauer Walser AG	Germany	Identified

Boliden AB	Sweden	Compliant

C. Hafner GmbH + Co. KG	Germany	Compliant

Caridad	Mexico	Identified

CCR Refinery - Glencore Canada Corporation	Canada	Compliant

Cendres + Métaux SA	Switzerland	Active

Changsha South Tantalum Niobium Co., Ltd.	China	Compliant

Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant

Chimet S.p.A.	Italy	Compliant

China Tin Group Co., Ltd.	China	Compliant

China’s Shandong Gold Mining Co., Ltd	China	Compliant

Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant

Chugai Mining	Japan	Identified

CNMC (Guangxi) PGMA Co., Ltd.	China	Identified

Conghua Tantalum and Niobium Smeltry	China	Compliant

Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant

CV Gita Pesona	Indonesia	Compliant

CV Serumpun Sebalai	Indonesia	Compliant

CV United Smelting	Indonesia	Compliant

D Block Metals, LLC	United States	Compliant

Daejin Indus Co. Ltd	Republic of Korea	Active

Daye Non-Ferrous Metals Mining Ltd.	China	Identified

Dayu Weiliang Tungsten Co., Ltd.	China	Active

Do Sung Corporation	Republic of Korea	Active

Doduco GmbH	Germany	Compliant

Dowa	Japan	Compliant

Dowa (Separate Smelter ID)	Japan	Compliant

Duoluoshan	China	Compliant

Eco-System Recycling Co., Ltd.	Japan	Compliant

Elemetal Refining, LLC	United States	Compliant

EM Vinto	Bolivia	Compliant

Emirates Gold DMCC	United Arab Emirates	Compliant

Estanho de Rondañia S.A.	Brazil	Identified

Exotech Inc.	United States	Compliant

F&X Electro-Materials Ltd.	China	Compliant

Faggi Enrico S.p.A.	Italy	Active

Fenix Metals	Poland	Compliant

FIR Metals & Resource Ltd.	China	Compliant

Fujian Jinxin Tungsten Co., Ltd.	China	Compliant

Gansu Seemine Material Hi-Tech Co., Ltd.	China	Identified

Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant

Ganzhou Non-Ferrous Metals Smelting Co., Ltd.	China	Active

Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant

Geib Refining Corporation	United States	Active

Gejiu Kai Meng Industry and Trade LLC	China	Active

Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant

Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Identified

Global Advanced Metals Aizu	Japan	Compliant

Global Advanced Metals Boyertown	United States	Compliant

Global Tungsten & Powders Corp.	United States	Compliant

Guangdong Jinding Gold Limited	China	Identified

Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant

Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant

Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	Identified

Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Identified

H.C. Starck Co., Ltd.	Thailand	Compliant

H.C. Starck GmbH	Germany	Compliant

H.C. Starck GmbH Goslar	Germany	Compliant

H.C. Starck GmbH Laufenburg	Germany	Compliant

H.C. Starck Hermsdorf GmbH	Germany	Compliant

H.C. Starck Inc.	United States	Compliant

H.C. Starck Ltd.	Japan	Compliant

H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant

H.C. Starck Smelting GmbH & Co.KG (Separate Smelter ID)	Germany	Compliant

Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Identified

Heimerle + Meule GmbH	Germany	Compliant

Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant

Heraeus Ltd. Hong Kong	China	Compliant

Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant

Hi-Temp	United States	Compliant

Huichang Jinshunda Tin Co. Ltd	China	Identified

Hunan Chenzhou Mining Group Co., Ltd.	China	Compliant

Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Active

Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant

Hwasung CJ Co., Ltd.	Republic of Korea	Identified

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Identified

Ishifuku Metal Industry Co., Ltd.	Japan	Compliant

Istanbul Gold Refinery	Turkey	Compliant

Japan Mint	Japan	Compliant

Japan New Metals Co., Ltd.	Japan	Compliant

Jiangxi Copper Company Limited	China	Compliant

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant

Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant

Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Identified

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Active

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Active

Jiangxi Yaosheng Tungsten Co., Ltd.	China	Active

JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant

JiuJiang Tanbre Co., Ltd.	China	Compliant

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Identified

Johnson Matthey Inc.	United States	Compliant

Johnson Matthey Limited	Canada	Compliant

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant

JSC Uralelectromed	Russian Federation	Compliant

JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant

Kazakhmys Smelting LLC	Kazakhstan	Identified

Kazzinc	Kazakhstan	Compliant

KEMET Blue Metals	Mexico	Compliant

KEMET Blue Powder	United States	Compliant

Kennametal Fallon	United States	Active

Kennametal Huntsville	United States	Compliant

Kennecott Utah Copper LLC	United States	Compliant

KGHM Polska Miedz Spolka Akcyjna	Poland	Active

King-Tan Tantalum Industry Ltd.	China	Compliant

Kojima Chemicals Co., Ltd	Japan	Compliant

Republic of Korea Metal Co., Ltd.	Republic of Korea	Identified

Republic of Korea Zinc Co. Ltd.	Republic of Korea	Identified

Kyrgyzaltyn JSC	Kyrgyzstan	Identified

L’ azurde Company For Jewelry	Saudi Arabia	Active

Lingbao Gold Company Limited	China	Identified

Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Identified

Linwu Xianggui Ore Smelting Co., Ltd.	China	Identified

LSM Brasil S.A.	Brazil	Compliant

LS-NIKKO Copper Inc.	Republic of Korea	Compliant

Luoyang Zijin Yinhui Metal Smelt Co Ltd	China	Identified

Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant

Malaysia Smelting Corporation (MSC)	Malaysia	Compliant

Malipo Haiyu Tungsten Co., Ltd.	China	Compliant

Materion	United States	Compliant

Matsuda Sangyo Co., Ltd.	Japan	Compliant

Melt Metais e Ligas S/A	Brazil	Compliant

Metalúrgica MET-MEX PEÑOLES, S.A. DE C.V	Mexico	Compliant

Metallic Resources, Inc.	United States	Compliant

Metallo-Chimique N.V.	Belgium	Compliant

Metallurgical Products India (Pvt.) Ltd.	India	Compliant

Metalor Technologies (Hong Kong) Ltd.	China	Compliant

Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant

Metalor Technologies (Suzhou) Ltd.	China	Active

Metalor Technologies SA	Switzerland	Compliant

Metalor USA Refining Corporation	United States	Compliant

Mineração Taboca S.A.	Brazil	Compliant

Minsur	Peru	Compliant

Mitsubishi Materials Corporation	Japan	Compliant

Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant

MMTC-PAMP India Pvt., Ltd.	India	Compliant

Molycorp Silmet A.S.	Estonia	Compliant

Morris and Watson	New Zealand	Identified

Moscow Special Alloys Processing Plant	Russian Federation	Compliant

Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant

Nankang Nanshan Tin Manufactory Co., Ltd.	China	Identified

Navoi Mining and Metallurgical Combinat	Uzbekistan	Active

Nihon Material Co., Ltd.	Japan	Compliant

Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant

Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant

O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant

O.M. Manufacturing Philippines, Inc.	Philippines	Compliant

Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant

OJSC Kolyma Refinery	Russian Federation	Unknown

OJSC Krastvetmet	Russian Federation	Compliant

OJSC Novosibirsk Refinery	Russian Federation	Compliant

Operaciones Metalurgical S.A.	Bolivia	Compliant

PAMP SA	Switzerland	Compliant

Phoenix Metal Ltd.	Rwanda	Active

Plansee SE Liezen	Austria	Compliant

Plansee SE Reutte	Austria	Compliant

Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant

PT Alam Lestari Kencana	Indonesia	Identified

PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant

PT Aries Kencana Sejahtera	Indonesia	Compliant

PT Artha Cipta Langgeng	Indonesia	Compliant

PT ATD Makmur Mandiri Jaya	Indonesia	Compliant

PT Babel Inti Perkasa	Indonesia	Compliant

PT Bangka Kudai Tin	Indonesia	Identified

PT Bangka Putra Karya	Indonesia	Unknown

PT Bangka Timah Utama Sejahtera	Indonesia	Identified

PT Bangka Tin Industry	Indonesia	Compliant

PT Belitung Industri Sejahtera	Indonesia	Compliant

PT BilliTin Makmur Lestari	Indonesia	Compliant

PT Bukit Timah	Indonesia	Compliant

PT DS Jaya Abadi	Indonesia	Compliant

PT Eunindo Usaha Mandiri	Indonesia	Compliant

PT Fang Di MulTindo	Indonesia	Identified

PT Inti Stania Prima	Indonesia	Compliant

PT Justindo	Indonesia	Compliant

PT Karimun Mining	Indonesia	Active

PT Mitra Stania Prima	Indonesia	Compliant

PT Panca Mega Persada	Indonesia	Compliant

PT Pelat Timah Nusantara Tbk	Indonesia	Identified

PT Prima Timah Utama	Indonesia	Compliant

PT Refined Bangka Tin	Indonesia	Compliant

PT Sariwiguna Binasentosa	Indonesia	Compliant

PT Seirama Tin Investment	Indonesia	Identified

PT Stanindo Inti Perkasa	Indonesia	Compliant

PT Sumber Jaya Indah	Indonesia	Compliant

PT Timah (Persero) Tbk Kundur	Indonesia	Compliant

PT Timah (Persero) Tbk Mentok	Indonesia	Compliant

PT Tinindo Inter Nusa	Indonesia	Compliant

PT Tommy Utama	Indonesia	Compliant

PT Wahana Perkit Jaya	Indonesia	Compliant

PX Précinox SA	Switzerland	Compliant

QuantumClean	United States	Compliant

Rand Refinery (Pty) Ltd.	South Africa	Compliant

Republic Metals Corporation	United States	Compliant

Resind Indústria e Comércio Ltda.	Brazil	Compliant

RFH Tantalum Smeltry Co., Ltd.	China	Compliant

Royal Canadian Mint	Canada	Compliant

Rui Da Hung	Taiwan	Compliant

Sabin Metal Corp.	United States	Identified

Samduck Precious Metals	Republic of Korea	Active

Samwon Metals Corp.	Republic of Korea	Identified

Saxonia Edelmetalle GmbH	Germany	Active

Schone Edelmetaal B.V.	Netherlands	Compliant

Sempsa Joyería Platería SA	Spain	Compliant

Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Identified

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant

Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant

Singway Technology Co., Ltd.	Taiwan	Compliant

SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant

Soft Metais Ltda.	Brazil	Compliant

Solar Applied Materials Technology Corp.	Taiwan	Compliant

Solikamsk Magnesium Works OAO	Russian Federation	Compliant

Sumitomo Metal Mining Co., Ltd.	Japan	Compliant

T.C.A S.p.A	Italy	Compliant

Taki Chemicals	Japan	Compliant

Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant

Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant

Telex Metals	United States	Compliant

Thaisarco	Thailand	Compliant

The Great Wall Gold and Silver Refinery of China	China	Identified

Tokuriki Honten Co., Ltd.	Japan	Compliant

Torecom	Republic of Korea	Active

Tranzact, Inc.	United States	Compliant

Ulba	Kazakhstan	Compliant

Umicore Brasil Ltda.	Brazil	Compliant

Umicore Precious Metals Thailand	Thailand	Compliant

Umicore SA Business Unit Precious Metals Refining	Belgium	Compliant

United Precious Metal Refining, Inc.	United States	Compliant

Valcambi SA	Switzerland	Compliant

Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam	Compliant

Western Australian Mint trading as The Perth Mint	Australia	Compliant

White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant

WIELAND Edelmetalle GmbH	Germany	Active

Wolfram Bergbau und Hütten AG	Austria	Compliant

Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant

Xiamen Tungsten Co., Ltd.	China	Compliant

Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant

XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant

Xizmen Tungsten Co., Ltd.	China	Unknown

YAMAMOTO PRECIOUS METAL CO., LTD.	Japan	Compliant

Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant

Yokohama Metal Co., Ltd.	Japan	Compliant

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active

Yunnan Copper Industry Co Ltd	China	Identified

Yunnan Tin Company, Ltd.	China	Compliant

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant

Zhuzhou Cement Carbide	China	Compliant

Zijin Mining Group Co. Ltd	China	Compliant

Other than the information provided above regarding the facilities used to process the 3TGs, there were two suppliers who were unable to determine the country of origin of the facilities used to process 3TGs.

The description of the Company’s due diligence exercise set forth above under the heading “Due Diligence” explains the Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Section 8. Future Efforts to Mitigate Risk

The Company intends to continuously improve upon its due diligence efforts related to 3TGs. The Company will continue to:

•	Use revised and updated versions of the CMRT for its survey tools;

•	Monitor and encourage the continued development and progress of traceability measures for suppliers; and

•	Engage with suppliers to provide responses or complete responses in 2016.

Section 9. Forward Looking Statements

This document contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that the Company intends to take to mitigate risk with respect to 3TGs used in our products and that a smelter in a Covered Country is expected to receive certification as a CFSI smelter.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by the Company’s direct, on a timely basis or at all, (2) whether suppliers and other market participants responsibly source 3TGs, and (3) political and regulatory developments, whether in the DRC region, the United States, or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of filing of this document. All forward-looking statements in this Report are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.